Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Michael Inglese — Chief Financial Officer
Tel: +1-203-504-1063
The IGB Group
Leon Berman
Tel: +1-212-477-8438
lberman@igbir.com
Aircastle Announces First Quarter Results
Highlights
•	Lease rental revenue of $141.1 million and EBITDA[1] of $154.3 million

•	Net income of $42.7 million, or $0.54 per diluted common share, and Adjusted net income[1] of $32.9 million, or $0.41 per diluted common share

•	Adjusted net income plus depreciation and amortization[1] of $95.6 million, or $1.20 per diluted common share

•	Fleet utilization of 99%

•	Portfolio yield of 14%

•	Through April 29, repurchased 2.9 million shares at an average cost of $12.13 per share
Stamford, CT. May 4, 2011 — Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported first quarter 2011 net income of $42.7 million, or $0.54 per diluted common share, and adjusted net income of $32.9 million, or $0.41 per diluted common share.
Commenting on the results, Ron Wainshal, Aircastle’s CEO, stated: “During the first quarter, Aircastle sustained its consistently strong portfolio performance, and the company’s financial results started to reflect more fully the positive impact of the $500 million we invested in 2010. We also made progress expanding our asset base to further enhance our future earnings prospects. Our new Airbus A330 deliveries are coming on line as planned and, so far this year, we acquired or signed letters of intent to acquire five additional aircraft, three of which are Boeing 747-400s which we intend to convert into freighter configuration. At the same time, we are continuing to pursue asset sales selectively to take advantage of the market recovery and support our long-term goal of generating strong risk adjusted returns.”

[1]	Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers.

First Quarter Results
Lease rental revenue for the first quarter was $141.1 million, up by $11.0 million, or 8%, year-over-year, due primarily to the impact of aircraft acquisitions net of dispositions of $14.9 million. The increase was partially offset by lower lease rentals due to lease terminations of $2.1 million and lease transitions and extensions of $1.8 million.
Total revenues for the first quarter were $157.9 million, up by $27.4 million year-over-year. The increase reflects higher lease rental revenue as discussed above, as well as higher maintenance and other revenue totaling $14.6 million, driven mainly by early lease terminations during the first quarter of 2011. As previously mentioned, during the first quarter of 2011, Aircastle executed early terminations for five leases — four Airbus A320-200 aircraft leased to an airline based in Egypt and one Airbus A319-100 aircraft leased to an airline in Jordan. Since the end of the first quarter, we have commitments to lease two of these A320s and the A319 aircraft to two different customers. We are remarketing the other aircraft actively.
EBITDA for the first quarter was $154.3 million, up by $33.1 million from the first quarter of 2010, reflecting higher lease rental revenue of $11.0 million as well as increases totaling $14.6 million in maintenance and other revenue. The increase in EBITDA also includes a gain of $9.7 million from the sale of four Boeing 737-400SF aircraft. These increases were partially offset by an increase in SG&A, maintenance and other costs totaling $2.2 million.
Adjusted net income plus depreciation and amortization for the quarter was $95.6 million, a year-over-year increase of $16.0 million. This was due primarily to an increase of $11.0 million in lease rental revenue as well as increases in maintenance and other revenues totaling $14.6 million, partially offset by an increase in adjusted interest expense of $6.4 million and an increase in SG&A and maintenance and other costs of $2.2 million.
Adjusted net income for the quarter was $32.9 million, up $12.3 million year-over-year, reflecting an increase of $27.4 million in total revenues, partially offset by an increase of $5.4 million in depreciation, $6.4 million in adjusted interest expense and $2.2 million in SG&A and maintenance and other costs.
Aviation Assets
In the first quarter of 2011, we completed the sale of four Boeing 737-400SF freighter aircraft for a net gain of $9.7 million and we took delivery of two Airbus A330-200 passenger aircraft, which are on lease to South African Airways.

As of March 31, 2011, Aircastle owned 134 aircraft having a net book value of $4.1 billion.

Owned Aircraft
as of
March 31,
2011(A)
113 Passenger Aircraft	69%
21 Freighter Aircraft	31%
Number of Lessees	63
Number of Countries	34
Weighted Average Remaining Lease Term (years)(B)	4.7
Percentage of Aircraft Leased Outside U.S.	92%
Percentage of “Latest Generation” Aircraft	92%
Weighted Average Fleet Utilization during the three months ended March 31, 2011(C)	99%

(A)	Percentages calculated using net book value.

(B)	Weighted average remaining lease term (years) by net book value.

(C)	Aircraft on-lease days as a percent of total days in period weighted by net book value, excluding aircraft in freighter conversion.
Financing Update
In February 2011, we entered into a $72.8 million 12-year term loan with Sumitomo Mitsui Banking Corporation. The loan is supported by a guarantee from COFACE for the financing of a new Airbus A330-200 passenger aircraft. This financing bears interest at a fixed rate of 3.7875%. In March 2011, we entered into a $72.9 million 12-year term loan with Sumitomo Mitsui Banking Corporation. The loan is supported by a guarantee from COFACE for the financing of a new Airbus A330-200 passenger aircraft. This financing bears interest at a fixed rate of 3.7344%.
Share Repurchase Program
As of March 31, 2011, Aircastle repurchased 1.3 million of its shares at a total cost of $15.0 million. As of April 29, we repurchased an additional 1.6 million common shares for a total cost of $19.9 million.
Conference Call
In connection with this earnings release, management will host an earnings conference call on Wednesday, May 4, 2011 at 10:00 A.M. Eastern time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (866) 510-4578 (from within the U.S.) or (706) 634-9537 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Aircastle First Quarter Earnings Call.”
A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call. In addition to this earnings release an accompanying PowerPoint presentation has been posted to the Investor Relations section of Aircastle’s website.

For those who are unable to listen to the live call, a replay will be available until 11:59 P.M. Eastern time on Saturday, June 4, 2011 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.); please reference pass code “60683997”.
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of March 31, 2011 Aircastle’s aircraft portfolio consisted of 134 aircraft and had 63 lessees located in 34 countries.
Safe Harbor
Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted Net Income and Adjusted Net Income plus Depreciation and Amortization and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle Limited’s expectations include, but are not limited to, significant capital markets disruption and volatility, which may adversely affect our continued ability to obtain additional capital to finance our working capital needs; volatility in the value of our aircraft or in appraisals thereof, which may, among other things, result in increased principal payments under our term financings and reduce our cash flow available for investment or dividends; general economic conditions and business conditions affecting demand for aircraft and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and/or reduced yields, operational disruptions or unavailability of capital caused by political unrest in North Africa, the Middle East or elsewhere, and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases; termination payments on our interest rate hedges; and other risks detailed from time to time in Aircastle Limited’s filings with the SEC, including “Risk Factors” as previously disclosed in Aircastle’s 2010 Annual Report on Form 10-K, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Aircastle Limited and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	December 31,	March 31,
	2010	2011
		(Unaudited)
ASSETS
Cash and cash equivalents	$239,957	$240,275
Accounts receivable	1,815	1,447
Restricted cash and cash equivalents	191,052	191,361
Restricted liquidity facility collateral	75,000	71,000
Flight equipment held for lease, net of accumulated depreciation of $785,490 and $835,642	4,065,780	4,120,309
Aircraft purchase deposits and progress payments	219,898	186,009
Other assets	65,557	72,300

Total assets	$4,859,059	$4,882,701

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings from secured and unsecured financings (including borrowings of ACS Ireland VIEs of $314,877 and $310,573, respectively	$2,707,958	$2,748,906
Accounts payable, accrued expenses and other liabilities	76,470	63,847
Dividends payable	7,964	7,857
Lease rentals received in advance	43,790	38,955
Liquidity facility	75,000	71,000
Security deposits	83,241	82,391
Maintenance payments	342,333	327,994
Fair value of derivative liabilities	179,585	155,363

Total liabilities	3,516,341	3,496,313

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $.01 par value, 250,000,000 shares authorized, 79,640,285 shares issued and outstanding at December 31, 2010; and 78,568,761 shares issued and outstanding at March 31, 2011	796	783
Additional paid-in capital	1,485,841	1,468,401
Retained earnings	104,301	139,121
Accumulated other comprehensive loss	(248,220)	(221,917)

Total shareholders’ equity	1,342,718	1,386,388

Total liabilities and shareholders’ equity	$4,859,059	$4,882,701

Aircastle Limited and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2011
Revenues:
Lease rental revenue	$130,122	$141,116
Amortization of net lease discounts and lease incentives	(4,845)	(3,102)
Maintenance revenue	5,254	16,844

Total lease rentals	130,531	154,858
Other revenue	30	3,056

Total revenues	130,561	157,914

Expenses:
Depreciation	54,145	59,591
Interest, net	40,959	45,619
Selling, general and administrative (including non-cash share based payment expense of $1,782, and $1,895, respectively)	11,673	12,531
Maintenance and other costs	2,200	3,530

Total expenses	108,977	121,271

Other income (expense):
Gain on sale of flight equipment	—	9,662
Other	(370)	(359)

Total other income (expense)	(370)	9,303

Income from continuing operations before income taxes	21,214	45,946
Income tax provision	2,335	3,269

Net income	$18,879	$42,677

Earnings per common share — Basic	$0.24	$0.54

Earnings per common share — Diluted	$0.24	$0.54

Dividends declared per share	$0.10	$0.10

Aircastle Limited and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2011
Cash flows from operating activities:
Net income	$18,879	$42,677
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	54,145	59,591
Amortization of deferred financing costs	2,804	3,528
Amortization of net lease discounts and lease incentives	4,845	3,102
Deferred income taxes	1,234	1,853
Non-cash share based payment expense	1,782	1,895
Cash flow hedges reclassified into earnings	2,304	2,835
Ineffective portion of cash flow hedges	866	(475)
Security deposits and maintenance payments included in earnings	(267)	(18,534)
Gain on sale of flight equipment	—	(9,662)
Other	370	(57)
Changes in certain assets and liabilities:
Accounts receivable	(346)	1,288
Restricted cash and cash equivalents	(22,185)	(309)
Other assets	(946)	(731)
Accounts payable, accrued expenses and other liabilities	(9,309)	(17,416)
Lease rentals received in advance	(2,464)	(5,381)

Net cash provided by operating activities	51,712	64,204

Cash flows from investing activities:
Acquisition and improvement of flight equipment and lease incentives	(10,136)	(110,410)
Proceeds from sale of flight equipment	—	75,200
Aircraft purchase deposits and progress payments	(39,551)	(36,630)

Net cash used in investing activities	(49,687)	(71,840)

Cash flows from financing activities:
Repurchase of shares from directors and employees	(926)	(16,367)
Proceeds from term debt financings	—	157,161
Securitization and term debt financing repayments	(37,929)	(116,340)
Deferred financing costs	(106)	(7,346)
Restricted secured liquidity facility collateral	1,000	4,000
Secured liquidity facility collateral	(1,000)	(4,000)
Security deposits received	2,413	7,009
Security deposits returned	(3,868)	(5,312)
Maintenance payments received	31,186	27,487
Maintenance payments returned	(5,906)	(30,374)
Dividends paid	(7,955)	(7,964)

Net cash (used in) provided by financing activities	(23,091)	7,954

Net increase (decrease) in cash and cash equivalents	(21,066)	318
Cash and cash equivalents at beginning of period	142,666	239,957

Cash and cash equivalents at end of period	$121,600	$240,275

Aircastle Limited and Subsidiaries
Supplemental Financial Information
(Amount in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2011
Revenues	$130,561	$157,914

EBITDA	$121,163	$154,258

Adjusted net income	$20,563	$32,899

Adjusted net income allocable to common shares	$20,243	$32,522
Per common share — Basic	$0.26	$0.41
Per common share — Diluted	$0.26	$0.41

Adjusted net income plus depreciation and amortization	$79,553	$95,592

Adjusted net income plus depreciation and amortization allocable to common shares	$78,317	$94,496
Per common share — Basic	$1.00	$1.20
Per common share — Diluted	$1.00	$1.20

Basic common shares outstanding	78,416	78,786
Diluted common shares outstanding	78,416	78,786
Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
EBITDA Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2011
Net income	$18,879	$42,677
Depreciation	54,145	59,591
Amortization of net lease discounts and lease incentives	4,845	3,102
Interest, net	40,959	45,619
Income tax provision	2,335	3,269

EBITDA	$121,163	$154,258

We define EBITDA as income from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance. Using EBITDA assists us in comparing our operating performance on a consistent basis by removing the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Adjusted Net Income plus Depreciation and Amortization Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2011
Net income	$18,879	$42,677
Ineffective portion of cash flow hedges(1)	1,314	(475)
Mark to market of interest rate derivative contracts(2)	370	359
Gain on sale of flight equipment(2)	—	(9,662)

Adjusted net income	20,563	32,899
Depreciation	54,145	59,951
Amortization of net lease discounts and lease incentives	4,845	3,102

Adjusted net income plus depreciation and amortization	$79,553	$95,592

(1)	Included in Interest, net

(2)	Included in Other income (expense)
Management believes that Adjusted Net Income (“ANI”) and Adjusted Net Income plus Depreciation and Amortization (“ANIDA”), when viewed in conjunction with the Company’s results under GAAP and the above reconciliation, provide useful information about operating and period-over-period performance, and provide additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting elements related to interest rate derivative accounting as well as gains/(losses) related to flight equipment and debt investments. Additionally, management believes that ANIDA provides investors with an additional metric to enhance their understanding of the factors and trends affecting our ongoing cash earnings, from which capital investments are made, debt is serviced and dividends are paid. However, ANI and ANIDA are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) or cash flow from operating activities as indicators of operating performance or liquidity.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Reconciliation of Net Income Allocable to Common Shares
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2011
	Shares	Percent(2)
Weighted average shares
Common shares outstanding — Basic	78,786	98.85%
Unvested restricted common shares outstanding	913	1.15%

Total weighted average shares outstanding	79,699	100.00%

Common shares outstanding — Basic	78,786	100.00%
Effect of dilutive shares(1)	—	—

Common shares outstanding — Diluted	78,786	100.00%

Net income allocation
Net income	$42,677	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(489)	(1.15)%

Earnings available to common shares	$42,188	98.85%

Adjusted net income allocation
Adjusted net income	$32,899	100.00%
Amounts allocated to unvested restricted shares	(377)	(1.15)%

Amounts allocated to common shares	$32,522	98.85%

Adjusted net income plus depreciation and amortization allocation
Adjusted net income plus depreciation and amortization	$95,592	100.00%
Amounts allocated to unvested restricted shares	(1,096)	(1.15)%

Amounts allocated to common shares	$94,496	98.85%

(1)	The Company had no dilutive common share equivalents for the periods presented.

(2)	Percentages rounded to two decimal places.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Reconciliation of Net Income Allocable to Common Shares
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2010
	Shares	Percent(2)
Weighted average shares
Common shares outstanding — Basic	78,416	98.45%
Unvested restricted common shares outstanding	1,238	1.55%

Total weighted average shares outstanding	79,654	100.00%

Common shares outstanding — Basic	78,416	100.00%
Effect of dilutive shares(1)	—	—

Common shares outstanding — Diluted	78,416	100.00%

Net income allocation
Net income	$18,879	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(293)	(1.55)%

Earnings available to common shares	$18,586	98.45%

Adjusted net income allocation
Adjusted net income	$20,563	100.00%
Amounts allocated to unvested restricted shares	(320)	(1.55)%

Amounts allocated to common shares	$20,243	98.45%

Adjusted net income plus depreciation and amortization allocation
Adjusted net income plus depreciation and amortization	$79,553	100.00%
Amounts allocated to unvested restricted shares	(1,236)	(1.55)%

Amounts allocated to common shares	$78,317	98.45%

(1)	The Company had no dilutive common share equivalents for the periods presented.

(2)	Percentages rounded to two decimal places.